                                                                  Exhibit 11(a)

                               THE SCOTTS COMPANY
                   Computation of Net Income Per Common Share
                       (in thousands except share amounts)


                                                          For the Three Months Ended                  For the Year Ended
                                                       ---------------------------------       ---------------------------------
                                                       September 30         September 30       September 30         September 30
                                                           1995                 1996               1995                 1996
                                                       ------------         ------------       ------------         ------------
Net income for computing net income per
   common share:
Net income (loss)                                         $   135             $(13,592)           $22,356             $ (2,530)
    Preferred stock dividend (1)                           (2,437)              (2,438)              --                 (9,750)
                                                       ------------         ------------       ------------         ------------
Net income (loss) applicable to
   common shares                                          $(2,302)            $(16,030)           $22,356             $(12,280)
                                                       ------------         ------------       ------------         ------------
                                                       ------------         ------------       ------------         ------------
Net income (loss) per common share:                       $  (.12)            $   (.86)           $  0.99             $   (.65)
                                                       ------------         ------------       ------------         ------------
                                                       ------------         ------------       ------------         ------------



                   Computation of Weighted Average Number
                       of Common Shares Outstanding

                                                           For the Three Months Ended                 For the Year Ended
                                                       --------------------------------        --------------------------------
                                                       September 30        September 30        September 30        September 30
                                                            1995                1996               1995                1996
                                                       ------------        ------------        ------------        ------------
Weighted average common shares
  outstanding during the period                         18,678,382          18,646,755          18,669,894          18,785,724

Assuming conversion of preferred stock                      --                  --               3,706,140               --

Assuming exercise of options using the
  Treasury Stock Method                                     --                  --                 230,126               --

Assuming exercise of warrants using the
  Treasury Stock Method                                     --                  --                  10,525               --
                                                       ------------        ------------        ------------        ------------


Weighted average number of common
  shares outstanding as adjusted                        18,678,382          18,646,755          22,616,685          18,785,724
                                                       ------------        ------------        ------------        ------------
                                                       ------------        ------------        ------------        ------------


     Fully diluted weighted average common shares outstanding were not materially different than primary weighted average common shares outstanding for the periods presented.